UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2017

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15115 Park Row Blvd, Suite 300 Houston, Texas		77084-4947
(Address of principal executive offices)		(Zip Code)

(281) 674-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2)

Emerging growth company  ☐

If an emerging growth, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on May 26, 2017, William D. Sutton, Senior Vice President and General Counsel, of RigNet, Inc. (the “Company”) notified the Company of his intention to retire from his role with the Company effective June 23, 2017. In connection with Mr. Sutton’s retirement, the Company has entered into a Consulting Services Agreement with Mr. Sutton (the “Agreement”) dated July 13, 2017.

Pursuant to the Agreement, Mr. Sutton will provide services as a consultant to the Company on an as-needed basis as reasonably requested by the Company (not to exceed 20 hours per month), commencing on July 13, 2017 until June 23, 2020 (the “Consulting Period”) and will be paid an hourly rate for consulting services performed.

The Agreement also contains several restrictive covenants that become effective upon commencement of the Consulting Period including continued cooperation during the Consulting Period, non-solicitation of Company employees, consultants, vendors or customers during and for one-year after the termination of the Consulting Period, non-competition for one-year from the date of retirement (June 23, 2017), confidentiality and mutual non-disparagement clauses.

Pursuant to and as the principal inducement to have Mr. Sutton enter into the Agreement, Mr. Sutton will be permitted to exercise any vested, unexpired options until June 23, 2020 and, Mr. Sutton’s outstanding, time-based equity awards will continue to vest according to their vesting schedules until the aforementioned date. Any unvested awards outstanding as of such date will lapse. In addition, Mr. Sutton will be entitled to receive portions of his annual bonus and performance-based equity awards applicable to the 2017 performance period, if any, that he would have received had he remained employed with the Company through the end of 2017, in each case based on the Company’s actual performance during the year as compared to the performance objectives applicable to such awards and pro-rated based the period of time that Mr. Sutton was employed during 2017 (174 days). In consideration of these benefits, including the consulting fees, the Agreement contains a current release of claims and covenant not to sue.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which the Company expects to file with its Quarterly Report on Form 10-Q for its quarter ended June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

Date: July 18, 2017	By:	/s/ Charles E. Schneider
	Name:	Charles E. Schneider
	Title:	Senior Vice President & Chief Financial Officer